Exhibit 99.3
SPECIAL MEETING OF STOCKHOLDERS OF
AVALON PHARMACEUTICALS, INC.
_________, 2009
PROXY VOTING INSTRUCTIONS
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON - You may vote your shares in person by attending the Special Meeting.
You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
ACCOUNT NUMBER
COMPANY NUMBER
     If you are not voting via telephone or the Internet, then please detach along perforated line and mail in the envelope provided.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN
BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN

1.	To consider and vote upon a proposal to adopt the Agreement and Plan of Merger and Reorganization, dated as of October 27, 2008, as amended, by and among Clinical Data, Inc., API Acquisition Sub II, LLC, and Avalon Pharmaceuticals, Inc., pursuant to which API will merge with and into Avalon, with Avalon being the surviving corporation.	☐	☐	☐

2.	To consider and vote upon a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting to adopt the merger agreement.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY
AVALON PHARMACEUTICALS, INC.
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD _________, 2009
This Proxy is solicited on behalf of the Board of Directors
     The undersigned stockholder of AVALON PHARMACEUTICALS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders, dated [                    ], and hereby appoints Dr. Kenneth C. Carter and Mr. C. Eric Winzer, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of AVALON PHARMACEUTICALS, INC., to be held on _________, 2009 at 10:00 a.m., local time, at Avalon’s offices located at 20358 Seneca Meadows Parkway, Germantown, MD 20876 and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof:
(Continued and to be signed on the reverse side)